UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017 (May 19, 2017)

T3M INC.

(Exact name of Registrant as specified in charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5181 Edison Avenue

Chino, CA 91710

 (Address of principal executive offices and Zip Code)

(909) 464-1535

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.03.	Bankruptcy or Receivership.

On May 15, 2017, T3M Inc. (formerly known as “T3 Motion, Inc.” and hereinafter the “Company”) filed a voluntary petition (the “Chapter 11 Case”) under Chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California (the “Court”). The Chapter 11 Case is being administered under the caption In re T3M Inc. (Case No. 6:17-bk-14082-SY). The Company will continue to operate its business in the ordinary course as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Company intends to promptly seek the necessary relief from the Bankruptcy Court in order to allow it to continue to conduct business with minimal interruption and impact on its operations, customers and employees. The Company filed the Chapter 11 Case, in part, to resolve all disputed outstanding liabilities, including but not limited to, those arising or that may arise from its ongoing disputes with its former Chief Executive Officer William Tsumpes and his affiliates, and Lender Collections, LLC.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Case described in Item 1.03 above may constitute an event of default under terms of the 5% Convertible Promissory Notes that the Company issued to five accredited investors between July 2016 through September 2016 with an aggregate principal amount owed thereunder of approximately $1.28 million (the “Notes”).

The Notes provide that if an event of default occurs, then all accrued but unpaid principal, interest, liquidated damages and all other amounts due under the Notes shall be immediately due and payable. Any efforts to enforce such payment obligations under the Notes are automatically stayed as a result of the Chapter 11 Case, and the creditors’ rights of enforcement in respect of the Notes are subject to the applicable provisions of the Bankruptcy Code.

Cautionary Information Regarding Forward-Looking Statements

Certain statements and information included in this Current Report on Form 8-K may constitute “forward-looking” statements that are generally identifiable through the use of words such as “plan,” “intends” and similar expressions and include any statements that are made regarding financial expectations. The forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise such statements to reflect new information or events as they occur. These statements are based on a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future business or financial performance and that actual future results may differ materially due to a variety of factors. Factors that could cause the Company’s results to differ materially include, but are not limited to, the following: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions and actions in connection with a plan of reorganization in the Chapter 11 Case; (ii) the Company’s ability to operate its business during the pendency of the Chapter 11 Case; (iii) the effects of the filing of the Chapter 11 Case on the Company’s business operations and the upon the interests of various creditors, stockholders and other stakeholders; (iv) the length of time the Company will operate as a debtor in possession in the Chapter 11 Case; (v) risks associated with motions and other actions that third parties may take in the Chapter 11 Case, which may interfere with the Company’s ability to develop, secure approval of, and consummate a plan of reorganization; (vi) the potential adverse effects of the Chapter 11 Case on the Company’s financial condition, business operations, customers and potential customers, employees, liquidity, and results of operations; and (vii) other factors disclosed by the Company from time to time in its filings with the SEC. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements.

Cautionary Information Regarding Trading in the Company’s Equity Securities

The Company’s stockholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 Case is highly speculative and poses substantial risks, including the fact that the Company’s stock may be of little or no value. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities upon the conclusion of the Chapter 11 Case. Therefore, the Company urges extreme caution with respect to existing and future investments in its securities.

Except as required by law, the Company disclaims any obligation to publicly update such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3M INC.
(Registrant)

Date: May 19, 2017	By:	/s/ Noel Cherowbrier
Noel Cherowbrier
Chief Executive Officer

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